UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2026 (July 28, 2026)

AVALON HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	AWX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On July 28, 2026 Avalon Holdings Corporation and certain wholly-owned subsidiaries entered into a Change in Terms Agreement with Wesbanco Bank, Inc. (formerly known as Premier Bank) (the “Lender”) which amended its existing Business Loan and Promissory Note Agreements (collectively the “Line of Credit Agreement”) dated September 24, 2025. The Change in Terms Agreement extends the maturity date of the Line of Credit Agreement from July 31, 2027 to July 31, 2028. At July 28, 2026, $3,200,000 was drawn under the Line of Credit Agreement.

The forgoing description of the Change in Terms Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Terms Agreement, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

The other material terms of the Line of Credit Agreement, dated September 24, 2025 with the Lender are described in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 24, 2025 of which are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

10.1          Change in Terms Agreement, dated as of July 28, 2026 between Avalon Holdings Corporation and certain wholly-owned subsidiaries, as borrowers, and Wesbanco Bank, Inc., as lender.

104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION (Registrant)

DATED:	October 13, 2026	/s/ Michael J. Havalo
		By:	Michael J. Havalo
Chief Financial Officer and Treasurer